NEWS RELEASE
For Immediate Release

CNT ANNOUNCES SECOND QUARTER 2004 GUIDANCE

MINNEAPOLIS, MN. August 5, 2004 — CNT (NASDAQ: CMNT), the global expert in storage networking solutions, today reported that it expects revenues and earnings for the second quarter ending July 31, 2004, to be below current analyst projections.

The company presently anticipates that its pro forma loss for the second quarter ending July 31, 2004, will be in the range of approximately $.19 to $.23 per share. Revenues will be in the range of $75 million to $80 million. On the basis of generally accepted accounting principles (GAAP), the company anticipates that its loss will be in the range of approximately $.42 to $.46 per share. Included in the GAAP numbers are additional estimated expenses of about $.09 per share for intangible amortization, stock compensation and restructuring. GAAP numbers also include an estimated loss of about $.01 per share for discontinued operations. GAAP tax expense is estimated to be about $.13 per share higher than pro forma tax expense.

“There are several reasons for the shortfall. Although unit shipments of CNT products were up for the quarter, several large transactions could not be recognized in the quarter due to flexible contract terms. Third party product revenue was down by over $10M from the previous quarter primarily due to a large transaction that moved to Q3 because of customer readiness. More fundamentally, a continued slow-down in the IT spending environment combined with competitive pressures and customers’ desire for more flexibility in financing terms for significant investments, such as remote storage networking solutions, has impacted our UltraNet extension business. We also saw traditional large-scale ESCON projects continue to decline, while FICON extension, the new mainframe channel technology, has not grown as fast as anticipated. These events have caused our revenue and earnings for the second quarter to be below street expectations. Our current expectations are for these circumstances to continue and that our growth will come from our expansion with our newly announced UMD. As a result, we are accelerating plans to cut expenses significantly and to realign the company’s resources around these trends,” commented Tom Hudson, CNT’s president, chairman and CEO.

“While we are disappointed by the expected loss for the quarter, we have recently had some very positive announcements at CNT,” Hudson continued. “In June we won an $11.5 million contract from a leading financial institution in the Western United States. The contract, effective this quarter, provides the customer with a resilient, high performance and flexible storage networking solution for disaster recovery. The solution includes CNT professional and implementation services; CNT products including 28 UltraNet Storage Directors and 4 FC/9000 Fibre Channel and FICON directors; end-to-end monitoring of the entire storage network; and ongoing maintenance. The bulk of the revenue from the contract will be recognized evenly over the 36 month term.

“We also announced our UltraNet Multi-service Director product (UMD), a new generation storage networking infrastructure platform that delivers unmatched performance capabilities and provides the industry’s highest levels of scalability, flexibility and serviceability to support SAN consolidation, tiered storage, ILM and utility computing.

“The UMD, a completely new Fibre Channel and FICON director platform, delivers superior scalability in ports, protocols and speeds without limitation or compromise, a flexible upgrade path from 1 Gbps to 2 Gbps to 4 Gpbs to 10 Gpbs, and the ability to integrate security, WAN and MAN extension, storage services like virtualization, and management services, “ Hudson continued.

“On July 27, we announced that IBM will be a reseller of our new UMD product. IBM has been a successful reseller of CNT’s products for many years, including our first generation of Fibre Channel and FICON directors, and we are pleased that they are the first channel for our UMD product family. From robust FICON support for IBM zSeries environments to full open systems capabilities to integrated support for IBM’s remote storage and business continuity solutions, the new UMD platform offers industry leadership in supporting IBM TotalStorage solutions,” added Hudson.

“We anticipate that realigning our resources will result in restructuring charges in our second and third quarters of 2004. We will offer further details regarding our plans and actual results for our second quarter after market close on August 17, 2004,” added Greg Barnum, CNT’s vice president of finance and CFO.

Conference Call Information
CNT will conduct a conference call for analysts and investors beginning at 4:30 pm Central Daylight Time (5:30 pm Eastern Daylight Time) today, August 5, 2004. To participate via telephone, dial 212-896-6111 and ask for the CNT Second Quarter Preliminary Guidance Call. A two-day telephone replay will be available at 800-633-8284 or 402-977-9140; enter 21204982# at the reservation number prompt.

About CNT
CNT is the expert in today’s most cost-effective and reliable storage networking solutions. For over 20 years, businesses around the world have depended on us to improve business efficiency, increase data availability and manage their business-critical information. CNT applies its technology, products and expertise in open storage networking architecture and business continuity to help companies build end-to-end solutions consisting of analysis, planning and design, multi-vendor integration, implementation and ongoing remote management of the SAN or storage infrastructure. For more information, visit CNT’s web site at http://www.cnt.com or call 763-268-6000.

All brand names and product names are trademarks or registered trademarks of their respective companies.

For Additional Information, Contact:

Greg Barnum, VP of finance & CFO 763-268-6110; greg_barnum@cnt.com	Jennifer Weidauer, CNT Public Relations 763-268-8367; jennifer_weidauer@cnt.com

Certain statements in this press release and in documents we have filed with the Securities and Exchange Commission, and oral statements made by or with the approval of our executive officers contain “forward-looking statements” under the Private Securities Litigation Reform Act of 1995. These forward-looking statements may include statements about our anticipated receipt of orders and their impact on quarterly sales, business strategy, expectations regarding future revenue levels, timing of and plans for the introduction or phase-out of products or services, enhancements of existing products or services, plans for hiring additional personnel, entering into strategic partnerships, and other plans, objectives, expectations and intentions that are not historical fact.

The words “may,” “should,” “expect,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “intend,” “potential” or “continue” and similar expressions are generally intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those expressed or implied by these forward-looking statements as a result of certain risk factors, including but not limited to (i) competitive factors, including pricing pressures, (ii) variability in quarterly sales, (iii) economic trends in various geographic markets, including changes in IT spending levels; (iv) relationships with our strategic partners; (v) unanticipated risks associated with introducing new products and features; (vi) technological change affecting our products (vii) adverse judgements in present and future litigation; (viii) our ability to maintain market acceptance of our products; (ix) our ability to anticipate end user needs; (x) dependence on sole source and limited source suppliers (xi) our ability to retain and attract key personnel; (xii) the existence of undetected errors in our products; (xiii) our ability to protect our intellectual property and defend against infringement claims; (xiv) variability in gross profit caused by sales mix and other factors (xv) receipt of anticipated orders; (xvi) actual expenses meeting anticipated levels; (xvii) the timing or amount of any restructuring charge, and (xviii) other events and other important factors disclosed previously and from time to time in our filings with the U.S. Securities and Exchange Commission. We assume no obligation to update any forward-looking statements. These statements are only predictions. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements.

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